CHANGE-IN-CONTROL SEVERANCE AGREEMENT

     THIS AGREEMENT entered into and effective this 26th day of February, 2001, by and between Ameriana Bank & Trust (the "Bank") and Debra Bell (the "Employee").

     WHEREAS, the Employee has heretofore been employed by the Bank as a senior officer pursuant to a written employment agreement and the Bank deems it to be in its best interest to enter into this Agreement as an incentive to the Employee to continue as a senior officer of the Bank; and

     WHEREAS, it is intended that this Agreement shall replace any prior agreement between the parties; and

     WHEREAS, the parties desire by this writing to set forth their understanding as to their respective rights and obligations in the event a change of control occurs with respect to the Bank or Ameriana Bancorp (the "Company").

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the undersigned parties AGREE as follows:

     1.   Defined Terms
          -------------

          When used anywhere in the Agreement, the following terms shall have the meaning set forth herein.

          (a) "Change in Control"  shall mean any one of the  following  events:
(i) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors,
(iii) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or
(iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, ownership or control of the Bank by the Company itself shall not constitute a Change in Control. Further, "Change in Control" shall not include the acquisition of securities by an employee benefit plan of the Bank or the Company. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

          (c) "Codess.280G Maximum" shall mean product of 2.99 and her "base amount" as defined in Codess.280G(b)(3).

          (d) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move her personal residence, or perform her principal executive functions, more than thirty (30) miles from her primary office as of the date of the Change in Control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the Change in Control or as the same may be increased from time to time; (iii) the failure by the Bank or the Company to continue to provide the Employee with compensation and benefits provided for on the date of the Change in Control, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank or the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the Change in Control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with her position; (v) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with her employment with the Bank or the Company; or (vi) a material reduction in the secretarial or other administrative support of the Employee.

          (e) "Just Cause" shall mean, in the good faith determination of the Bank's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless she has acted, or failed to act, with an absence of good faith and without a reasonable belief that her action or failure to act was in the best interest of the Bank and the Company.

          (f) "Protected Period" shall mean the period that begins on the date six months before a Change in Control and ends on the later of the first annual anniversary of the Change in Control or the expiration date of this Agreement.

     2.   Trigger Events
          --------------

          The Employee shall be entitled to collect the severance benefits set forth in Section 4 of this Agreement in the event that (i) the Employee voluntarily terminates employment for any reason within the 30-day period beginning on the date of a Change in Control, (ii) the Employee voluntarily terminates employment within 90 days of an event that both occurs during the Protected Period and constitutes Good Reason, or (iii) the Bank, the Company, or their successor(s) in interest terminate the Employee's employment for any reason other than Just Cause during the Protected Period.



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


     3.   Amount of Severance Benefit
          ---------------------------

          If the Employee becomes entitled to collect severance benefits pursuant to Section 3 hereof, the Bank shall pay the Employee a severance benefit equal to the difference between the Code ss.280G Maximum and the sum of any other "parachute payments" as defined under Code ss.280G(b)(2) that the Employee receives on account of the Change in Control. Said sum shall be paid in one lump sum within ten (10) days of the later of the date of the Change in Control and the Employee's last day of employment with the Bank or the Company.

          In the event that the Employee and the Bank agree that the Employee has collected an amount exceeding the Code ss.280G Maximum, the parties may jointly agree in writing that such excess shall be treated as a loan ab initio which the Employee shall repay to the Bank, on terms and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

          4. Term of the Agreement.  This  Agreement  shall remain in effect for
             ---------------------
the period commencing on the Effective Date and ending on the earlier of (i) the date 36 months after the Effective Date, and (ii) the date on which the Employee terminates employment with the Bank; provided that the Employee's rights hereunder shall continue following the termination of this employment with the Bank under any of the circumstances described in Section 3 hereof. Additionally, on each annual anniversary date from the Effective Date, the term of this Agreement shall be extended for an additional one-year period beyond the then effective expiration date provided the Board of Directors of the Bank determines in a duly adopted resolutions that the performance of the Employee has met the requirements and standards of the respective Boards, and that this Agreement shall be extended.

     5.   Termination or Suspension Under Federal Law.
          -------------------------------------------

          (a) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

          (b) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

          (c) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

          (d) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her


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


designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

          (e) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     6.   Expense Reimbursement.
          ---------------------

          In the event that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Agreement or to defend against any action taken by the Bank or the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement in favor of the Employee in a court of competent jurisdiction or in binding arbitration under the rules of the American Arbitration Association. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Bank and the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

     7.   Successors and Assigns.
          ----------------------

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Company.

          (b) Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating her rights or duties hereunder without first obtaining the written consent of the Bank.

     8.   Amendments.   No  amendments or  additions to  this Agreement shall be
          ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     9.   Applicable  Law.  Except to the extent  preempted  by Federal law, the
          ---------------
laws of the State of Indiana shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.


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

     10.  Severability.  The  provisions  of  this  Agreement  shall  be  deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     11.  Entire Agreement. This Agreement including the recitals, together with
          ----------------
any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto and shall supercede any prior agreement between the parties.


          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.



ATTEST:                                   AMERIANA BANK & TRUST


/s/ Nancy A. Rogers                       By:  /s/ Harry J. Bailey
--------------------------------               ---------------------------------
Secretary                                      Its: President




WITNESS:

/s/ Timothy G. Clark                           /s/ Debbie Bell
--------------------------------               ---------------------------------
                                               Employee


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